CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1998 on Hospitality Properties Trust included in Health and Retirement Properties Trust's Form 8-K dated February 27, 1998 and incorporated by reference in Health and Retirement Properties Trust's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                                        /s/ Arthur Andersen LLP

Washington, D.C.
May 28, 1998


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 26, 1998 on the statement of revenues and certain expenses of 1735 Market Street for the year ended December 31, 1997, included in Health and Retirement Properties Trust's Current Report on Form 8-K dated May 22, 1998, and to all references to our Firm included in this registration statement.

                                                        /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
June 3, 1998